UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 13, 2020

India Globalization Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

 Commission File Number: 001-32830

Maryland	20-2760393
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification Number)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (301) 983-0998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

March 13, 2020

Item 8.01 Other Events

In an article that first appeared on February 7, 2020, the New York Times explained that “[t]he coronavirus [COVID-19] outbreak in China has rattled the global economy, disrupting virtually every major industry, from food, fashion and entertainment to automobiles and technology.” While our thoughts, concerns, and prayers remain with the well-being of the individuals and communities affected by the disease; many of whom trade infrastructure materials with our subsidiary in India, and many of whom are part of our supply chain, COVID-19 has disrupted many aspects of our operations.

a)	Our revenue from the infrastructure business remains affected, as our staff is unable to travel to Hong Kong, and there has been a marked disruption of the Hong Kong economy;
b)

All of our hemp processing and distillation equipment is sourced from China. While we took delivery of the equipment, the commissioning and certification of the equipment is delayed as the Chinese technicians, some of whom are based in the U.S., traveled to China and now are unable to return to the U.S. given travel restrictions. The commissioning of our large-scale processing and distillation equipment in our Good Manufacturing Practice (GMP)-compliant facility in the State of Washington is delayed as a result; and

c)

The packaging for our products is mostly sourced from China, and shipments are delayed as some of the factories remain closed or are minimally staffed. Consequently, the launch of some of our brands is delayed.

Although we have retained staff for launches of various products and services, as well as showings at CBD (cannabidiol) conferences, the impact of COVID-19 on our operations is expected to be reflected in reduced revenue and increased expenses in both our infrastructure and plant and cannabinoid businesses. The Company presently cannot estimate the full potential impact of COVID-19.

As disclosed in the 10-Q filed for the quarter ended December 31, 2019, filed with the SEC on February 10, 2020, the Company signed a non-binding term sheet to acquire all of the issued and outstanding shares of common stock of Evolve I, Inc., a Washington corporation (“Evolve”), a hemp product development company for a total consideration of approximately $6 million in combination of cash and stock of the Company, of which approximately $5 million is set out as a three year earn-out. Evolve had minimal revenue in 2019.

On February 15, 2020, the Company signed a Share Subscription Agreement with Evolve, to acquire seven hundred fifty (750) shares of issued and outstanding common stock of Evolve (approximately 20% of Evolve) in exchange for $148,722.75 in cash at closing and 100,514 shares of common stock of the Company.

The Company is actively negotiating a Share Purchase Agreement with the shareholders of Evolve to acquire the remaining issued and outstanding shares of common stock of Evolve. At closing of the Share Purchase Agreement, the Company expects to pay consideration consisting of $229,590 in cash and 22,040 shares of common stock of the Company. In addition, approximately $300,000 in cash and 300,000 shares of common stock of the Company would be payable on the achievement of various operational goals. Finally, the Company expects it will pay additional consideration in the form of an earn-out in the event that Evolve achieves certain revenue and profit goals: a) approximately $0.9 million is payable on achieving revenue and profit targets in Year 1; b) approximately $1.6 million is payable on achieving revenue and profit targets in Year 2; and c) approximately $2.5 million is payable on achieving revenue and profit targets in Year 3. The earn-out is partly payable in cash and partly payable in stock of the Company. As the parties continue to negotiate the terms, there can be no guarantee that the Company will execute the Share Purchase Agreement.

Despite the evolving circumstances, management believes the Company is strong and resilient, and management remains fully committed to building stockholder value. Our focus continues to remain on FDA trials, building our intellectual property, and finalizing, producing and marketing our product and service offerings. We are and have taken steps to weather what the Company expects to be a temporary situation related to COVID-19. The outlook set forth above speaks as of the date hereof.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on IGC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IGC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, worsening of the COVID-19 outbreak in China, the U.S., and other parts of the world, the prolonged continuation of travel restrictions related to the outbreak, continued disruption of the Hong Kong economy, competitive conditions in the industries in which IGC operates, failure to reach agreement on the terms of the Share Purchase Agreement and/or any other documents related to the transaction by which the Company anticipates acquiring Evolve I, failure to meet operational goals and/or revenue and profit targets of Evolve I products, failure to commercialize one or more of the products or technologies of IGC, including any products identified herein, any changes in federal, state, or local law applicable to our businesses and the locations where we operate, general economic, political, and health and welfare conditions that are less favorable than expected, the Federal Food and Drug Administration’s (FDA) general position regarding hemp-based and related products in particular, and other factors, many of which are discussed in our SEC filings. The Risk Factors identified in the Company’s annual report, filed on Form 10-K with the SEC on June 14, 2019, and in the Company’s quarterly reports, filed on Form 10-Q with the SEC on November 5, 2019 and February 10, 2020, are incorporated herein by reference. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will in fact occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: March 13, 2020	By:	/s/ Claudia Grimaldi
Name: Claudia Grimaldi
Title: Principal Financial Officer and Vice President